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                               MICHAEL FOODS, INC.

                         SPECIAL MEETING OF SHAREHOLDERS

                                  April 9, 2001
                                    9:00 a.m.
                               The Marquette Hotel
                        Third Floor, 710 Marquette Avenue
                              Minneapolis, Minnesota





       MICHAEL FOODS, INC.
[LOGO] 5353 Wayzata Boulevard
       Suite 324
       Minneapolis, Minnesota  55416
_______________________________________________________________________PROXY


THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS


The undersigned hereby appoint Gregg A. Ostrander and Jeffrey M. Shapiro as Proxies, each with the power to appoint his substitute, and hereby authorize them to represent and to vote, as designated hereon, all the shares of Common Stock of Michael Foods, Inc. held of record as shown on the reverse side on March 9, 2001, at the Special Meeting of Shareholders to be held on April 9, 2001, or any adjournment thereof, and the Proxies are authorized to vote in their discretion upon such other business as may properly come before the meeting.



(CONTINUED AND TO BE SIGNED ON THE REVERSE.)


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      PLEASE VOTE, SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.
                         V   FOLD AND DETACH HERE   V



THE SPECIAL COMMITTEE AND THE BOARD OF DIRECTORS EACH RECOMMEND A VOTE FOR THE PROPOSALS.

PLEASE MARK VOTE IN BOX IN THE FOLLOWING MANNER USING DARK INK ONLY.   [  ]

1. To approve and adopt the Agreement and Plan of Merger by and among M-Foods Holdings, Inc., Michael Foods Acquisition Corp. (f/k/a Protein Acquisition Corp.) and Michael Foods, Inc. dated as of December 21, 2000, and any amendments thereto:

         [  ]  FOR         [  ]  AGAINST             [  ]  ABSTAIN

2. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.

         [  ]  FOR         [  ]  AGAINST             [  ]  ABSTAIN

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED, OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED FOR PROPOSALS 1 AND 2.

Address Change? Mark box   [  ]     Check here if you plan to
Indicate changes below:                          attend the Special Meeting [  ]






                                             Dated:__________________, 2001

                                          ______________________________________

                                          ______________________________________

                                          Signature(s) in Box
                                          Please sign exactly as your name(s)
                                          appear on Proxy. If held in joint
                                          tenancy, all persons must sign.
                                          Trustees, administrators, etc., should
                                          include title and authority.
                                          Corporations should provide full name
                                          of corporation and title of authorized
                                          officer signing the proxy.